EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, CenturyTel, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                                                                                      CENTURYTEL, INC.

                                                                                                      By:  /s/ Stacey W. Goff
                                                                                                       Stacey W. Goff
                                                                                                       Senior Vice President,
                                                                                                       General Counsel and Secretary

Dated:  February 9, 2009

Signature	Title	Date
/s/ Glen F. Post, III Glen F. Post, III	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 9, 2009
/s/ R. Stewart Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 9, 2009
/s/ Neil A. Sweasy Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	February 9, 2009
/s/ Harvey P. Perry Harvey P. Perry	Vice Chairman of the Board and Director	February 9, 2009
/s/ William R. Boles, Jr. William R. Boles, Jr.	Director	February 9, 2009
/s/ Virginia Boulet Virginia Boulet	Director	February 9, 2009
/s/ Calvin Czeschin Calvin Czeschin	Director	February 9, 2009
/s/ James B. Gardner James B. Gardner	Director	February 9, 2009
/s/ W. Bruce Hanks W. Bruce Hanks	Director	February 9, 2009
/s/ Gregory J. McCray Gregory J. McCray	Director	February 9, 2009
/s/ C.G. Melville, Jr. C.G. Melville, Jr.	Director	February 9, 2009
/s/ Fred R. Nichols Fred R. Nichols	Director	February 9, 2009
/s/ Jim D. Reppond Jim D. Reppond	Director	February 9, 2009
/s/ Joseph R. Zimmel Joseph R. Zimmel	Director	February 9, 2009